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                                                                    EXHIBIT 3(b)

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                                    BY-LAWS

                                      OF

                           SCIENTIFIC-ATLANTA, INC.

                           (as amended May 12, 1999)


                                   ARTICLE I

                                    OFFICES
                                    -------



     Section 1.   Registered Office. The registered office shall be in the state
                  -----------------
of Georgia, County of Gwinnett.

     Section 2.   Other Offices. The corporation may also have offices at such
                  -------------
other places both within and without the state of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.


                                  ARTICLE II

                            SHAREHOLDERS' MEETINGS
                            ----------------------

     Section 1.   Annual Meetings. The annual meeting of the shareholders of the
                  ---------------
corporation shall be held at such place and time in the United States as may be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.
To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, no earlier than 90 days and no later than 60 days prior to the date of such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by a holder of record must, to be timely, be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or the day on which such public disclosure was made; provided that, in the case of an annual meeting, notice by a holder of record, to be timely, must be so delivered or received not later than the close of business 60 days prior to the anniversary of the date of the previous year's annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the
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shareholder proposing such business, (iii) the class and number of securities of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1, provided, however, that nothing in this Section 1 shall
                         --------  -------
be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

     The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.   Special Meetings. (a) Special meetings of the shareholders
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shall be held at the principal office of the corporation or at such other place in the United States as may be designated in the notice of such meetings, and shall be called by the chief executive officer or the secretary only when so directed by the board of directors or when so requested in writing by the holders of at least 75 percent of the issued and outstanding capital stock of the corporation entitled to vote in an election of directors.

          (b) Anything in these by-laws to the contrary notwithstanding, the following procedures shall apply to the call of any special meeting of shareholders, or a special meeting in lieu of the annual meeting of shareholders, at the request of holders of the outstanding capital stock of the corporation:

               (i) Every written request for the call of a special meeting shall bear the signature and date of signature of each shareholder who signs the request and shall state the purpose or purposes for which the meeting is to be called.

               (ii) The record date for the determination of shareholders entitled to request the corporation to call a special meeting shall be the date which is 45 calendar days prior to the date (the "Filing Date") that written requests complying with the requirements of law and these by-laws signed by a sufficient number of record holders to request a special meeting in accordance with this Section 2 have been received by the corporation (the "Minimum Request Condition").

               (iii) Promptly after receipt of a written request or requests for the call of a special meeting, the corporation shall engage nationally recognized independent inspectors of election for the purpose of determining the validity of the request or requests and any revocations thereof. Within 15 calendar days of the Filing Date, such independent inspectors shall deliver to the corporation a written report stating whether the Minimum Request

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               Condition has been satisfied. If such written report states that the Minimum Request Condition has been satisfied, or if no report is delivered by independent inspectors within 15 calendar days of the Filing Date, the chief executive officer or the secretary of the corporation shall call the special meeting by mailing notice thereof not later than 45 calendar days after the Filing Date.

               (iv) The date, time and place of the special meeting shall be determined by the board of directors and shall be set forth in the notice of meeting, which notice shall comply with the provisions of Section 3 of this Article II.

               (v) The record date for the determination of shareholders entitled to notice of and to vote at the special meeting shall be set by the board of directors in accordance with the provisions of Section 4 of Article V of these by-laws.

     Section 3.   Notice of Meetings. Written notice of every meeting of
                  ------------------
shareholders, stating the place, date and hour of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid (except as hereinafter provided) addressed to the shareholder at his address as it appears on the corporation's record of stockholders. The corporation may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting. Attendance of a shareholder at a meeting of shareholders (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Notice need not be given to any shareholder who signs a waiver of notice either before or after the meeting.

     Section 4.   Quorum. The holders of a majority of the stock issued and
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outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, the holders of a majority of the voting shares, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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     Section 5.   Voting. When a quorum is present at any meeting, action on a
                  ------
matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law, of the articles of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question. Except as otherwise required by the Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power registered in his name on the books of the corporation, but no proxy shall be voted or acted upon after eleven months from its date, unless otherwise provided in the proxy.

     Section 6.   Consent of Shareholders. Any action required or permitted to
                  -----------------------
be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken, and such writing is delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of shareholders.

     Section 7.   List of Shareholders. The corporation shall keep at its
                  --------------------
registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.


                                  ARTICLE III

                                   DIRECTORS
                                   ---------


     Section 1.   Powers. Except as otherwise provided or authorized by law, the
                  ------
property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders or by the articles of incorporation, directed or required to be exercised or done by the shareholders.

     Section 2.   Meetings and Notice. The board of directors of the corporation
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may hold meetings, both regular and special, either within or without the state of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or the chief executive officer or by any three directors on one day's oral, telegraphic or written notice duly given or served on each director personally, or three days' notice deposited, first class postage prepaid, in the United States mail. Such notice

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shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

     Section 3.   Quorum. At all meetings of the board a majority of directors
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shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 4.   Consent of Directors. Unless otherwise restricted by the
                  --------------------
articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are delivered to the corporation for inclusion in the minutes of the proceedings of the board or committee or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the board.

     Section 5.   Committees. The board of directors may by resolution designate
                  ----------
from among its members one or more committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except that it shall have no authority to (1) approve or propose to shareholders action which the Georgia Business Corporation Code requires to be approved by shareholders;
(2) fill vacancies on the board of directors or any of its committees; (3) amend the articles of incorporation; (4) adopt, amend or repeal by-laws; or (5) approve a plan of merger not requiring shareholder approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The provisions of Sections 2 and 3 of this Article III shall apply to committees and their members as well as to the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 6.   Compensation of Directors. Directors shall be entitled to such
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reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

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     Section 7.   Nominations of Directors. Nominations of candidates for
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election at any meeting of the shareholders of the corporation as directors of the corporation may be made (i) by, or at the direction of, the board of directors or (ii) by any holder of record entitled to vote at such meeting in an election of directors who complies with the notice procedures set forth in this
Section 7.

     Nominations, other than those made by, or at the direction of, the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 7. To be timely, any such notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the date of such meeting, regardless of any postponements, deferrals or adjournments of such meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by a holder of record must, to be timely, be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or the day on which such public disclosure was made; provided that, in the case of an annual meeting, notice by a holder of record, to be timely, must be so delivered or received not later than the close of business 60 days prior to the anniversary of the date of the previous year's annual meeting. Such notice by a holder of record must set forth (i) as to each person whom such holder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), in connection with any acquisition of shares and the solicitations of proxies with respect to nominees for election of directors pursuant to the Exchange Act, regardless of whether such person is subject to such provisions of such Exchange Act, and (ii) as to the holder of record giving such notice, (a) the name and address, as they appear on the records of the corporation, of such holder, together with the name and address of any other shareholder of the corporation who is a record or beneficial owner of securities of the corporation and who is known by such holder to be supporting such nominee(s) and (b) the class and number of securities which are beneficially owned and owned of record by such holder on the date of such holder's notice and the class and number of securities of the corporation beneficially owned and owned of record by any person known by such holder to be supporting such nominee(s). At the request of the board of directors, any person nominated by, or at the direction of, the board of directors for election as a director shall furnish to the secretary of the corporation that information that would be required to be set forth in any holder's notice of nomination pertaining to such nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at any meeting of shareholders in accordance with the procedures set forth in this Section 7 shall be provided for use at such meeting.

     The board of directors of the corporation may reject any nomination by a holder of record not timely made in accordance with the procedures set forth in this Section 7. If the board of directors determines that the information provided in a holder's notice of nomination does not satisfy the informational requirements of this Section 7 in any material respect, the secretary of the corporation shall promptly notify such holder of the deficiency in such notice. The holder shall have an opportunity to cure the deficiency by providing additional information to the

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secretary within such period of time, not to exceed five days, from the date such notice of deficiency is given to such holder, as the board of directors shall determine. If the deficiency is not cured within such period, or if the board of directors reasonably determines that the additional information provided by such holder, together with previously provided information, does not satisfy the requirements of this Section 7 in any material respect, then the board of directors may reject such holder's nomination. The secretary of the corporation shall notify in writing any holder making a nomination whether such nomination has been made in accordance with the time and informational requirements of this Section 7. Notwithstanding the procedures set forth herein, if the board of directors does not make a determination as to the validity of any nomination by a holder of record, the presiding officer at the meeting of shareholders shall determine and declare at such meeting whether a nomination was or was not made in accordance with the procedures set forth in this Section
7. If the presiding officer determines that a nomination was not made in accordance with the procedures set forth in this Section 7, he shall so declare at such meeting of shareholders and the defective nomination shall be disregarded.


                                   ARTICLE IV

                                    OFFICERS
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     Section 1.   Number. The officers of the board of directors shall be chosen
                  ------
by the board of directors and shall consist of a chairman of the board and, if the board of directors desires, a vice chairman. The officers of the corporation shall be chosen by the board of directors and shall consist of a chief executive officer, a vice president, a secretary, and a treasurer. The board of directors may also choose additional vice presidents, one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 2.   Compensation. The salaries of all officers and agents of the
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corporation shall be fixed by the board of directors or a committee or officer appointed by the board. As used herein the term "salaries" shall include any bonus, incentive payments, or other plans or programs involving remuneration to officers.

     Section 3.   Term of Office. Unless otherwise provided by resolution of the
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board of directors, the officers of the board of directors and the principal officers of the corporation shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

     Section 4.   Removal. Any officer may be removed from office at any time,
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with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

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     Section 5.   Vacancies. Any vacancy in an office resulting from any cause
                  ---------
may be filled by the board of directors.

     Section 6.   Powers and Duties. Except as hereinafter provided, the
                  -----------------
officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors. At the annual meeting at which officers are elected, the board shall by resolution designate a chief executive officer, who will be responsible to the board for the general management of the company.

          (a)  Chairman of the Board. The chairman of the board shall preside at
               ---------------------
     all meetings of the stockholders and directors, and shall see that all orders and resolutions of the board are carried into effect. He shall have such powers and perform all such other duties as the board may direct. The chairman of the board of directors may delegate to any other officer of the corporation the power to preside at any meeting of the shareholders.

          (b)  Vice Chairman of the Board. The vice chairman shall have such
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     duties, responsibilities and authority as the board of directors may prescribe, subject to the limitations expressed or implied by these by-laws. In the absence of the chairman or in the event of his inability or incapacity to act, the vice chairman shall perform the duties and exercise the powers of the chairman.

          (c)  President and Chief Executive Officer. The president and chief
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     executive officer shall be responsible for the operation and management of the company and shall be responsible for the proper utilization and security of the company's assets and resources. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, within such limitations as the board by resolution may establish. The president and chief executive officer may delegate his powers to other officers and agents of the company; provided, however, that such delegation shall be reported to the board of directors no less frequently than once a year at the annual meeting, or at such other time as a significant change is made to a previously reported delegation.

          (d)  Vice Presidents. The vice presidents shall have such duties,
               ---------------
     responsibilities and authority as the chief executive officer shall delegate, subject to any limitations imposed by the board and subject to the limitations expressed or implied by these by-laws. The Board may designate one or more vice presidents as senior vice president. In the absence of the chief executive officer or in the event of his inability or incapacity to act, the person designated as the Chairman of the Operating Committee shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

          (e)  Secretary. The secretary shall attend all meetings of the board
               ---------
     of directors and all meetings of the shareholders and record all the proceedings of the meetings of the

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     corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          (f)  Assistant Secretary. The assistant secretary, or if there be more
               -------------------
     than one, the assistant secretaries in the order determined by the board of directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          (g)  Treasurer. The treasurer shall, subject to the direction of a
               ---------
     vice president designated by the chief executive officer, have general custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under control of the treasurer and belonging to the corporation.

          (h)  Assistant Treasurer. The assistant treasurer, or if there shall
               -------------------
     be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          (i)  Controller. The controller shall be the chief accounting officer
               ----------
     of the corporation. Subject to the direction of a vice president designated by the chief executive officer, the controller shall maintain adequate records of all assets, liabilities, and transactions of the corporation in the conduct of its business. The controller shall require reports from the other officers and agents of the corporation who receive or disburse

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     funds for its account, at such time and in such form as the controller may deem advisable. The controller shall compile and maintain such accounting and statistical records and data as may be required, and shall prepare and submit to the executive officers, including the treasurer, and to the board of directors such periodical and special financial statements as may be called for by them. In conjunction with other officers and heads of divisions, the controller shall initiate and enforce rules and regulations, budgets, and other measures and procedures for the purpose of enhancing the efficiency, economy, and profit with which the business of the corporation is conducted. The controller shall see that adequate internal audits of the financial records of the corporation are currently and accurately made.

     Section 7.   Staff and Operating Unit Officers.  The chief executive
                  ---------------------------------
officer may from time to time designate one or more "officers" for any function or operating unit, but such persons shall not be officers of the corporation. Any such appointee shall serve at the pleasure of the chief executive officer.

     Section 8.   Voting Securities of the Corporation. Unless otherwise ordered
                  ------------------------------------
by the board of directors, the chief executive officer shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The chief executive officer from time to time may delegate like powers upon any other officer or agent of the corporation.



                                   ARTICLE V

                             CERTIFICATES OF STOCK
                             ---------------------


     Section 1.   Form of Certificate. Every holder of fully-paid stock in the
                  -------------------
corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe.

     Section 2.  Lost Certificates. A new certificate may be issued in place of
                 -----------------
any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When issuing such new certificate, the officer of the corporation responsible for such issuance may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as he shall require and/or to give the corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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     Section 3.   Transfers.
                  ---------

          (a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

          (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

          (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney in fact, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

          (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or the articles of incorporation, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

     Section 4.   Record Date. In order that the corporation may determine the
                  -----------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for determining shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs the consent. If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.

     Section 5.   Transfer Agent and Registrar. The board of directors may
                  ----------------------------
appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.


                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------


     Section 1.   Dividends. Dividends upon the capital stock of the
                  ---------
corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2.   Fiscal Year. The fiscal year of the corporation shall be fixed
                  -----------
by resolution of the board of directors.

     Section 3.   Seal. The corporate seal shall have inscribed thereon the name
                  ----
of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation.

     Section 4.   Annual Statements. Not later than four months after the close
                  -----------------
of each fiscal year, and in any case prior to the next annual meeting of stockholders, the corporation shall prepare:

          (1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

          (2) A profit and loss statement showing the results of its operations during its fiscal year.

     Upon written request the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

     Section 5.   Fair Price to Shareholders; Business Combinations.  All of the
                  -------------------------------------------------
requirements of Part 2 of Article 11 and all of the requirements of Part 3 of
Article 11 of the Georgia Business Corporation Code shall be applicable to the corporation.

     Section 6.  Inspection of Records by Shareholders.  A shareholder of the
                 -------------------------------------
corporation may not inspect or copy the records described in Section 14-2-1602(c) of the Georgia Business Corporation Code, as it may be amended, superseded or replaced, unless such shareholder owns more than two percent (2%) of the shares of the company's common stock outstanding on the date of receipt by the corporation of a request from such shareholder for said records.



                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------



     Section 1.   Definitions. As used in this Article, the term
                  -----------

          (a) "change of control", for purposes of this Article VII, means (1) an acquisition by a person of beneficial ownership of 20% or more of the combined voting power of the corporation's then outstanding voting securities, provided that any such securities acquired directly from the corporation shall be excluded from the determination of such person's beneficial ownership (but shall be included in calculating total outstanding securities); or (2) the individuals who are members of the incumbent board (as defined below) cease for any reason to constitute two-thirds of the Board of Directors; or (3) approval by the shareholders of the corporation of (i) a merger or consolidation involving the corporation if the shareholders of the corporation, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 80% of the combined voting power of the outstanding voting securities of the corporation in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the corporation.

          Notwithstanding the foregoing, a change of control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the corporation or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of this corporation in the same proportion as their ownership of shares in this corporation immediately prior to such acquisition.

          Moreover, notwithstanding the foregoing, a change of control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the corporation which, by reducing the number of voting securities outstanding increases the proportional number of shares beneficially owned by the Subject Person, provided, that if a change of
                                               --------
     control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the corporation, and after such share acquisition by the corporation, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a change of control shall occur.

          (b) "corporation" includes any domestic or foreign predecessor entity of the corporation or a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (c) "director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

          (d)  "expenses" include attorneys' fees.

          (e) "incumbent board" includes the individuals who as of May 11, 1994 are members of the Board of Directors and any individual becoming a director subsequent to May 11, 1994 whose election, or nomination for election by the corporation's shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the incumbent
     --------  -------
     board at the time he or she becomes a member of the Board of Directors shall become a member of the incumbent board upon the completion of two full years as a member of the Board of Directors; provided further,
                                                       -------- -------
     however, that notwithstanding the foregoing, no individual shall be
     -------
     considered a member of the incumbent board if such individual initially assumed office (1) as a result of either an actual threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") or
     (2) with the approval of the other members of the Board of Directors, but by reason of any agreement intended to avoid or settle a Proxy Contest.

          (f) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (g) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (h) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 2.   Indemnification of Directors, Officers and Employees -
                  ------------------------------------------------------
General.
-------

          (a) Subject to the terms and conditions of this Article VII, the corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in connection with a proceeding to the fullest extent permitted by the Georgia Business Corporation Code (the "GBCC"), as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the corporation to provide broader indemnification rights than the GBCC permitted the corporation to provide prior to such amendment).

          (b) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in the GBCC.

          (c) To the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer of the corporation, the corporation shall indemnify the director or officer against reasonable expenses incurred by him in connection therewith regardless of whether the director or officer has met the standards set forth in the GBCC and without any action or determination under Section 4 of this Article VII.

          (d) Subject to the approval of the chief executive officer and the general counsel for the corporation, the officers of the corporation may indemnify an individual who is an employee of the corporation and who is made a party to a proceeding because he is or was an employee of the corporation against liability incurred in connection with a preceding to the fullest extent permitted under the GBCC, as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the corporation to provide broader indemnification rights than the GBCC permitted the corporation to provide prior to such amendment).

     Section 3.   Advance for Expenses.
                  --------------------

          (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

               (1) The director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in the GBCC; and

               (2) The director or officer furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article

          (b) The undertaking required by paragraph (2) of subsection (a) of this Section 3 must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

     Section 4.  Limitations on Indemnification.
                 ------------------------------

          (a) The corporation shall not indemnify a director under Section 2 of this Article VII unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in the GBCC.

          (b) The corporation shall indemnify an officer under Section 2 of this Article VII unless a determination has been made in the specific case that indemnification of the officer is precluded in the circumstances because he has failed to meet the standard of conduct set forth in the GBCC.

          (c) In either paragraph (a) or (b) above, such determination shall be made within 60 days of the request for indemnification:

               (i) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (ii) If a quorum cannot be obtained under paragraph (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

               (iii) By special legal counsel:

                     (A) Selected by the Board of Directors or its committee in the manner prescribed in paragraph (i) or (ii) of this subsection; or

                     (B) If a quorum of the Board of Directors cannot be
               obtained under paragraph (i) of this subsection and a committee cannot be designated under paragraph (ii) of this subsection, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

               (iv) By the shareholders, but the shares owned by or voted under the control of the officers and directors who are at the time parties to the proceeding may not be voted on the determination;

     provided, however, that following a change of control of the corporation, with respect to all matters thereafter arising out of acts, omissions or events prior to the change of control of the corporation concerning the rights of any person seeking indemnification under this Article VII, such determination shall be made by special legal counsel selected by such person and approved by the Board of Directors or its committee in the manner described in Section 4(c)(iii) above (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the corporation (whether or not they were affiliates when services were so performed) ("Independent Counsel"). Unless such person has theretofore selected Independent Counsel pursuant to this Section 4 and such Independent Counsel has been approved by the corporation, legal counsel approved by a resolution or resolutions of the Board of Directors of the corporation prior to a change of control of the corporation shall be deemed to have been approved by the corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the corporation and such person to such effect. In making a determination under this Section 4, the special legal counsel and Independent Counsel referred to above shall determine that indemnification is permissible unless clearly precluded by this Article VII or the applicable provisions of the GBCC. The corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article or its engagement pursuant hereto.

          (d) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made as set forth in paragraph (c) above.

          (e) Indemnification under this Article VII in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

     Section 5.   Enforceability. The provisions of this Article shall be
                  --------------
applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to grant each person who is entitled to indemnification hereunder rights against the corporation to enforce the provisions of this Article, and any repeal or other modification of this Article or any repeal or modification of the GBCC or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

     Section 6.   Severability. If this Article or any portion hereof shall be
                  ------------
invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to liabilities incurred in connection with any proceeding, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 7.   Statements to Shareholders. If the corporation indemnifies or
                  --------------------------
advances expenses to an officer or director under this Article VII in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.